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                                                                      Exhibit 23




                          INDEPENDENT AUDITORS' CONSENT




THE BOARD OF DIRECTORS
NAI TECHNOLOGIES, INC.:


We consent to incorporation by reference in the registration statements (Nos. 33-85957, 33-24073, 33-46868, 33-57324, 33-66666 and 33-66664) on Form S-8 of
NAI Technologies, Inc. of our reports dated March 1, 1996, relating to the consolidated balance sheets of NAI Technologies, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and related financial statement schedule, which reports appear in the December 31, 1995, annual report on Form 10-K of NAI Technologies, Inc.




                                            KPMG PEAT MARWICK LLP


Boulder, Colorado
March 1, 1996

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